REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 4, 2011, is entered into by and among LRAD Corporation, a Delaware corporation (the “Company”), and the investors signatory hereto.

RECITALS

     WHEREAS, the Company has granted to the Holders warrants to purchase shares of the Company’s Common Stock (the “Warrants”) and the Company has agreed to provide the registration rights as set forth in this Agreement for the Holders;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS

     Section 1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Warrants shall have the meanings given such terms in the Warrants. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York or San Diego, California are authorized as required by law, regulation or executive order to close.

“Common Stock” means the common stock of the Company, par value $0.00001 per share.

     “Daily Liquidated Damages Amount” means (i) for any day prior to and including the 180th day following the Filing Date, $0.01335 multiplied by the number of Registrable Securities held by such Holder on such date that may not be sold by such Holder pursuant to Rule 144 (or any other similar rule or regulation then in effect) without limitation as to volume or manner of sale (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like), and (ii) thereafter, $0.0267 multiplied by the number of Registrable Securities held by such Holder on such date that may not be sold by such Holder pursuant to Rule 144 (or any other similar rule or regulation then in effect) without limitation as to volume or manner of sale (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like).

“Effectiveness Date” shall have the meaning set forth in Section 2.1 hereof.

“Effectiveness Period” shall have the meaning set forth in Section 2.1 hereof.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Event” shall have the meaning set forth in Section 2.2(i) hereof. “Event Date” shall have the meaning set forth in Section 2.2(i) hereof. “Filing Date” shall have the meaning set forth in Section 2.1 hereof.

     “Holder” means the holder or holders, as the case may be, from time to time of any Registrable Securities.

“Indemnified Party” shall have the meaning set forth in Section 2.6 hereof.

“Indemnifying Party” shall have the meaning set forth in Section 2.6 hereof.

     “Investor Questionnaire” shall mean a questionnaire delivered to the Company by each Holder in form reasonably satisfactory to the Company.

     “Prospectus” means each prospectus included in any Registration Statement, including all supplements and amendments to such prospectus, in each case in the form furnished pursuant to this Agreement by the Company to Holders or filed by the Company with the SEC pursuant to Rule 424 or as part of such Registration Statement, as the case may be, and in each case including all materials, if any, incorporated by reference or deemed to be incorporated by reference in such prospectus

     “Registrable Securities” means (i) the shares of Common Stock issuable upon exercise of the Warrants and (ii) any shares of Common Stock issued upon any stock split or similar event in respect of, or as a dividend or other distribution upon, any of the foregoing securities; provided, however, such Registrable Securities shall cease to be Registrable Securities when: (a) a registration statement covering such shares has been declared effective by the SEC and such shares have been disposed of pursuant to such effective registration statement, (b) such shares shall have ceased to be outstanding, (c) after a period ending on the first anniversary from the date the Registration Statement is declared effective by the SEC, such shares may be sold pursuant to Rule 144 (or any other similar rule or regulation then in effect) without limitation as to volume or manner of sale, or (d) such shares have been sold or otherwise transferred in a transaction that would constitute a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for such security not bearing the Securities Act restricted stock legend and such shares may be resold without subsequent registration under the Securities Act.

“Registration Expenses” shall have the meaning set forth in Section 2.3 hereof.

“SEC” means the Securities and Exchange Commission of the United States.

     “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

ARTICLE 2 REGISTRATION RIGHTS

     Section 2.1. Shelf Registration. The Company shall prepare and file a registration statement with respect to the Registrable Securities on Form S-3 (or any similar or successor form) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Registration Statement”) on or before the date that is 30 days after the Company becomes eligible to use such form (the “Filing Date”), and shall cause the Registration Statement to be declared effective on or before the date that is 90 days after the date that the Company becomes eligible to use Form S-3 for an offering (the “Effectiveness Date”), and to keep such Registration Statement continuously effective until the date which is five years after the date that the Registration Statement is declared effective by the SEC or such earlier date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions under Rule 144 as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Registration Statement shall be on Form S-3 and the registration statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holders may from time to time notify the Company.

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     Section 2.2. Registration Procedures; Filings; Information. In connection with any Registration Statement under Section 2.1 hereof:

     (a) The Company shall provide notice to each Holder of the anticipated filing date of the Registration Statement at least five Business Days prior to the anticipated filing date thereof. Each Holder agrees to deliver an Investor Questionnaire and such other information as the Company may reasonably request in writing, if any, to the Company at least three Business Days prior to the anticipated filing date of the Registration Statement as set forth in the notice. If a Holder does not timely complete and deliver an Investor Questionnaire or provide the other information the Company may request, that Holder will not be named as a selling securityholder in the Prospectus and will not be permitted to sell its securities under the Registration Statement.

     (b) Furnish or otherwise make available to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

     (c) Upon: (i) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of any Registration Statement and the related prospectus; (ii) any action that is required by law, including the issuance by the SEC of a stop order suspending the effectiveness of any Registration Statement or the initiation of proceedings with respect to any Registration Statement under Section 8(d) or 8(e) of the Securities Act; or (iii) the occurrence of any event or the existence of any fact as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus shall contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading,

     (i) in the case of clause (iii) above, subject to the next sentence, as promptly as practicable, prepare and file, if necessary pursuant to applicable law, a post-effective amendment to such Registration Statement or a supplement to such prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use its commercially reasonable efforts to cause it to become effective under the Securities Act as promptly as practicable; and

     (ii) give notice as promptly as practicable to the Holders that the availability of the Registration Statement is suspended (a “Suspension Notice”) (and, upon receipt of any Suspension Notice, each Holder agrees not to sell any Registrable Securities pursuant to such Registration Statement until such Holder’s receipt of copies of the supplemented or amended prospectus provided for in clause (A) above or until such Holder is advised in writing by the Company that the Prospectus may be used).

The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (c)(i) above, as soon as, in the reasonable discretion of the Company,

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such suspension is no longer appropriate, (y) in the case of clause (c)(ii) above, as promptly as is practicable, and (z) in the case of clause (c)(iii) above, as soon as, in the reasonable judgment of the Company, the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) After the filing of the registration statement, the Company will advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use its best efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (ii) the suspension of the registration of the Registrable Securities in any jurisdiction and (iii) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

     (e) The Company will (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States (where an exemption does not apply) as any Selling Holder reasonably (in light of such Selling Holder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (f) The Company will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and promptly make available to each Selling Holder any such supplement or amendment.

     (g) The Company will comply or continue to comply in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act.

     (h) The Company will cooperate with the Holders to facilitate the timely preparation and delivery of certificates, if any, representing Registrable Securities to be sold and not bearing any Securities Act legend; and enable certificates, if any, for such Registrable Securities to be issued for such number of shares and registered in such names as the Holders may reasonably request in writing at least three Business Days prior to any sale of Registrable Securities.

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     (i) If: (i) the Registration Statement is not filed on or prior to the Filing Date, or (ii) after the Effective Date, the Registration Statement ceases to be effective and available to the Holders thereunder as to all of the Registrable Securities for any reason at any time prior to the expiration of its Effectiveness Period without becoming available to the Holders thereunder as to all of the Registrable Securities within twenty Trading Days, or (iii) the exercise rights of the Holders pursuant to the Warrants are suspended for any reason, or (iv) the Registration Statement shall not be declared effective by the Commission on or prior to the Effectiveness Date (any such failure or breach being referred to as an “Event,” and for purposes of clause (i), (iii) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date which such twenty day-period is exceeded, being referred to as “Event Date”), then, in addition to any other rights available to the Holders, the Company shall pay to each Holder as liquidated damages and not as a penalty the applicable Daily Liquidated Damages Amount for each day beginning with the Event Date and ending on the day immediately prior to the date such Event is cured. If multiple Events pursuant to clauses (i), (ii) and (iv) exist on a given day, liquidated damages shall be payable with respect to only one Event pursuant to clauses (i), (ii) and (iv) on such day, but shall continue to accrue until the date on which all then existing Events pursuant to clauses (i), (ii) and (iv) are cured. The Company shall make payment of liquidated damages no later than the first Trading Day of the calendar month next succeeding the month in which such damages accrue. If the Company fails to pay any liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. For purposes of this Section 2.2(i), Notwithstanding anything to the contrary in this Section 2.2(i), the Company shall not incur liquidated damages to any Holder under this Section 2.2(i) in excess of $0.534 per share of Registrable Securities (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like) or for any Registrable Securities prior to the exercise of the applicable Warrants with respect to such Registrable Securities.

Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.2(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.2(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. Each Selling Holder of Registrable Securities agrees that it will immediately notify the Company at any time when a prospectus relating to the registration of such Registrable Securities is required to be delivered under the Securities Act of the happening of an event as a result of which information previously furnished by such Selling Holder to the Company in writing for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made.

Each Selling Holder further agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the occurrence of any event of the kind described in clause (A) of Section 2.2(d), such Selling Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (C) of Section 2.2(d); and (ii) upon receipt of any notice from the Company of the occurrence of any event of the kind described in clause (B) of Section 2.2(d), such Selling Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable jurisdiction(s) until such Selling Holder’s receipt of the notice described in clause (C) of Section 2.2(d).

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     Section 2.3. Registration Expenses. In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration hereunder (the “Registration Expenses”): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company, and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities, or any out-of-pocket expenses of the Holders (or the agents who manage their accounts) or any transfer taxes relating to the registration or sale of the Registrable Securities.

     Section 2.4. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Selling Holder, its partners, officers, directors, trustees, stockholders, employees, investment advisers and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Selling Holder or on such Selling Holder’s behalf expressly for inclusion therein.

     Section 2.5. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with respect to information relating to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors or agents or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors or agents or such controlling person shall have the rights and duties given to such Selling Holder, by Section 2.4. The liability of any Selling Holder pursuant to this Section 2.5 may, in no event, exceed the net proceeds received by such Selling Holder from sales of Registrable Securities giving rise to the indemnification obligations of such Selling Holder.

     Section 2.6. Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 2.5 or Section 2.6, such person (an “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (an “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such

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proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would present such counsel with a conflict of interest. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by (i) in the case of Persons indemnified pursuant to Section 2.4 hereof, the Selling Holders which owned a majority of the Registrable Securities sold under the applicable registration statement and (ii) in the case of Persons indemnified pursuant to Section 2.5, the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

     Section 2.7. Contribution. If the indemnification provided for in Section 2.5 or Section 2.6 hereof is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and the Selling Holders on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Holders on the other from the offering of the securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and of the Selling Holders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.7, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to

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contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder’s obligations to contribute pursuant to this Section 2.7 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

Section 2.8.

Holdback Agreements

     (a) Temporary Suspension of Rights to Sell Based on Confidential Information. Notwithstanding Section 2.2(c) hereof, if the majority of the independent directors of the board of directors of the Company determines in its good faith judgment that the filing of the Registration Statement under Section 2.1 or the use of any related prospectus would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or the disclosure of which would impede the Company’s ability to consummate a significant transaction, and that the Company is not otherwise required by applicable securities laws or regulations to disclose, upon prompt written notice of such determination by the Company, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement shall be suspended; provided, however, such suspension shall not occur more than two occasions in any 12-month period. The Company agrees to give such notice as promptly as practicable following the date that such suspension of rights is no longer necessary.

     (b) Temporary Suspension of Rights to Sell Based on Exchange Act Reports not yet Filed or Regulation S-X. If (i) all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or (ii) if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X under the Exchange Act, upon prompt written notice thereof by the Company to the Holders, to the extent required by the Securities Act, the rights of the Holders to offer, sell or distribute any Registrable Securities pursuant to the Registration Statement or to require the Company to take action with respect to the registration or sale of any Registrable Securities pursuant to the Registration Statement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05, Rule 3-14 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Registration Statement, and the Company shall notify the Holders as promptly as practicable when such suspension is no longer required.

ARTICLE 3 MISCELLANEOUS

     Section 3.1. Remedies. In addition to being entitled to exercise all rights provided herein and granted by law, including recovery of damages, the Holders shall be entitled to specific performance of the rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     Section 3.2. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, in each case without the written consent of the Company and the Holders of at least 66 % of the Registrable Securities. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or

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to exercise any right or remedy consequent upon any breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

Section 3.3. Notices. All notices and other communications in connection with this

Agreement shall be made in writing by hand delivery, registered first-class mail, facsimile, or air courier guaranteeing overnight delivery as follows: (a) if to a Holder, at the address given by such holder to the Company in the Investor Questionnaire; and (b) if to the Company, at 15378 Avenue of Science, Suite 100, San Diego, California, 92128, Attn: Chief Financial Officer, Facsimile No.: (858) 676-1290. The Company by notice to the other parties may designate additional or different addresses for subsequent notices or communications. Notwithstanding the foregoing, notices given to Holders holding Registrable Securities in book-entry form may be given through the facilities of DTC or any successor depository. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     Section 3.4. Successors and Assigns. Except as expressly provided in this Agreement the rights and obligations of the Holders under this Agreement shall not be assignable by any Holder to any Person that is not a Holder. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

     Section 3.5. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 3.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the choice of law provisions thereof.

     Section 3.7. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     Section 3.8. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 3.9. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 3.10. Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.

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[Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

LRAD Corporation, a Delaware corporation

By: Name: Its:

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[ __________ ]

By: Name: Its:

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